Exhibit 10.58

AMENDMENT NO. 2 TO

ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this “Amendment”), is dated as of December 29, 2006 (the “Amendment Effective Date”) between Agilent Technologies, Inc., a Delaware corporation, and Avago Technologies Limited (f/k/a Argos Acquisition Pte. Ltd.), a company organized under the laws of Singapore (each, a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have previously entered into an Asset Purchase Agreement dated as of August 14, 2005 (the “Purchase Agreement”);

WHEREAS, the Purchase Agreement provides that the parties thereto may amend such agreement at any time by written agreement of each party thereto;

WHEREAS, capitalized terms not defined in this Amendment have the respective meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the Parties now mutually desire to amend the Purchase Agreement as set forth herein to reflect certain agreements of the Parties with respect to the Transferred Business Intellectual Property.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.1     Schedule 1 to the Purchase Agreement

Schedule 1 to the Purchase Agreement referred to in the definition of Transferred Business Intellectual Property is hereby amended to include, in addition to those assets currently set forth therein, the Patents set forth in Exhibits A and B attached hereto. The Parties hereby acknowledge and agree that the Parties anticipate additional Patents may be added to such Schedule 1 after the Amendment Effective Date in accordance with the same allocation principles agreed upon for the Patents currently listed on Schedule 1. The Parties agree to work together in good faith in order to finalize the list of Patents set forth on such Schedule 1 as promptly as practicable, including transferring all applicable invention disclosures and any Patents that have been left off Schedule 1 while title and other issues are resolved. The ownership of any Patents remaining in dispute after good faith expedited negotiations will be resolved in accordance with Section 11.1 of the Purchase Agreement.

1.2     Miscellaneous

(a)     Except as specifically provided for in this Amendment, the terms of the Purchase Agreement shall be unmodified and shall remain in full force and effect.

(b)     This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Amendment.

(c)     This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Amendment nor any rights or obligations hereunder shall be assigned or delegated by either Party; provided, however, Purchaser may assign any or all of its rights and obligations under this Amendment to any wholly-owned (other than director qualifying shares) direct or indirect Subsidiary of Purchaser (provided that no such assignment shall release Purchaser from any obligation under this Amendment) or to a lender of Purchaser as collateral for bona fide indebtedness for money borrowed in connection with a merger, consolidation, conversion or sale of assets of Purchaser. This Amendment is not intended to confer upon any person or entity other than the Parties and their permitted assigns any rights or remedies.

(d)     This Amendment may be amended only by a written instrument signed by each of the Parties. No provision of this Amendment may be extended or waived orally, but only by a written instrument signed by the Party against whom enforcement of such extension or waiver is sought. All notices and other communications provided for herein shall be dated and in writing.

(e)     This Amendment and all claims arising out of this Amendment shall be governed by, and construed in accordance with, the Laws of the State of California, without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of California.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to Asset Purchase Agreement to be duly executed as of the Amendment Effective Date.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Douglas A. Kundrat
Name: Douglas A. Kundrat Title: Vice President, Deputy General Counsel and Director of Intellectual Property

AVAGO TECHNOLOGIES LIMITED

By:	/s/ Dick Chang
Name: Dick Chang Title: Director